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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2002 (June 18, 2002)

Kyzen Corporation
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

0-26434 (Commission File Number)	87-0475115 (I.R.S. Employer Identification No.)
430 Harding Place Nashville, Tennessee (Address of Principal Executive Offices)	37211 (Zip Code)

(615) 831-0888
(Registrant's Telephone Number, including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Information.

        Effective June 18, 2002, the Board of Directors of Kyzen Corporation, a Tennessee corporation (the "Company"), authorized the extension of the expiration date of the Company's outstanding common stock purchase warrants (each a "Warrant") from August 4, 2002 to August 4, 2004. The Board took such action because it believed that the trading price of the Company's common stock, $.01 par value per share (the "Common Stock"), may in the future rise sufficiently to allow for the exercise of the Warrants, providing additional capital for the Company. At the time of the Board action, each Warrant entitled the holders thereof to purchase one share of the Common Stock at an exercise price of $5.00 per share, subject to adjustment. The Board did not change the exercise price, the redemption provisions or any other provisions of the Warrants. The Warrants are currently quoted on the OTC Bulletin Board and listed on the Boston Stock Exchange under the symbol "KYZNW."

Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

Exhibit No.	Description
4	Warrant Agreement between Kyzen Corporation and American Stock Transfer & Trust Company (1)

(1)
Filed as Exhibit 10.20 to the Company's Registration Statement on Form SB-2 (No. 33-91854-A) previously filed pursuant to the Securities Act of 1933 and hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYZEN CORPORATION
By:	/s/ KYLE J. DOYEL Kyle J. Doyel Chief Executive Officer and President

Date: July 10, 2002

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  Item 5. Other Events and Information.
  Item 7. Financial Statements and Exhibits.
SIGNATURES